UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2021

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51486	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices, including zip code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ROLL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2021, RBC Bearings Incorporated (the “Company”) and Roller Bearing Company of America, Inc. (“RBCA”) entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of April 24, 2015 (as amended by that certain Amendment No. 1 dated as of January 31, 2019 and as otherwise amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among RBCA, the Company, the subsidiary guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.

The Company entered into the Amendment in order to permit the Company’s and RBCA’s issuance of certain equity and debt securities in connection with the Company’s financing of its pending acquisition of the Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd (“Dodge”).

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Amendment set forth above is qualified in its entirety by reference to the Amendment filed as an exhibit hereto.

Item 3.03. Material Modification to Rights of Security Holders.

On September 24, 2021, the Company issued 4,600,000 shares of a new class of its capital stock titled the “5.00% Series A Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”) in a public offering (the “Mandatory Convertible Preferred Stock Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), including 600,000 shares issued pursuant to the full exercise of the option granted to the underwriters of the Mandatory Convertible Preferred Stock Offering to purchase additional shares solely to cover over-allotments. In connection with the issuance of Mandatory Convertible Preferred Stock, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating, establishing the terms of, and authorizing an aggregate of 4,600,000 shares of the Mandatory Convertible Preferred Stock.

The Mandatory Convertible Preferred Stock has a par value of $0.01 per share and a liquidation preference of $100 per share. The Mandatory Convertible Preferred Stock will rank senior to the Company’s common stock, $0.01 par value per share (the “Common Stock”), with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding liquidation senior stock, the holders of the Mandatory Convertible Preferred Stock will be entitled to receive payment for the liquidation preference of, and all accumulated and unpaid dividends on, their Mandatory Convertible Preferred Stock out of the Company’s assets or funds legally available for distribution to its stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, holders of the Common Stock or other junior stock.

The Mandatory Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to 5.00% on the liquidation preference thereof, and will be payable when, as and if declared by the Company’s board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2022 and ending on, and including, October 15, 2024. Declared dividends on the Mandatory Convertible Preferred Stock will be payable, at the Company’s election, in cash, shares of Common Stock or a combination of cash and shares of Common Stock. If the Company elect to pay any portion of a declared dividend in shares of Common Stock, then those shares will be valued at 97% of the average of the daily volume-weighted average price per share of Common Stock over the five consecutive trading days beginning on, and including, the sixth scheduled trading day immediately before the related dividend payment date. However, the number of shares of Common Stock that the Company will deliver as payment for any declared dividend will be limited to a maximum number equal to the total dollar amount of the declared dividend (including any portion thereof that the Company has not elected to pay in shares of Common Stock) divided by the “floor price,” which initially is equal to $64.75 per share and is subject to customary anti-dilution adjustments. If the number of shares that the Company delivers is limited as a result of this provision, then the Company will, to the extent it is legally able to do so, declare and pay the related deficiency in cash.

In certain cases where the Company has not declared and paid accumulated dividends in full on the Mandatory Convertible Preferred Stock, then, subject to limited exceptions, the Company will be prohibited from declaring or paying dividends on or repurchasing any shares of Common Stock or other junior securities.

Unless previously converted or redeemed, each outstanding share of Mandatory Convertible Preferred Stock will automatically convert, for settlement on or about October 15, 2024, into between 0.4413 and 0.5405 shares of Common Stock, subject to customary anti-dilution adjustments (such amounts, as so adjusted, the “Minimum Conversion Rate” and the “Maximum Conversion Rate,” respectively). The conversion rate that will apply to mandatory conversions will be determined based on the average of the daily volume-weighted average prices over the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately before October 15, 2024. The conversion rate applicable to mandatory conversions may in certain circumstances be increased to compensate holders of the Mandatory Convertible Preferred Stock (the “Preferred Stockholders”) for certain unpaid accumulated dividends.

The Preferred Stockholders will have the right to convert all or any portion of their shares of Mandatory Convertible Preferred Stock at any time before the close of business on the mandatory conversion date. Early conversions that are not in connection with certain corporate events that constitute a “make-whole fundamental change” (as defined in the Certificate of Designations) will be settled at the Minimum Conversion Rate. In addition, the conversion rate applicable to such an early conversion may in certain circumstances be increased to compensate Preferred Stockholders for certain unpaid accumulated dividends.

If a make-whole fundamental change occurs, then Preferred Stockholders will, in certain circumstances, be entitled to convert their Mandatory Convertible Preferred Stock at an increased conversion rate for a specified period of time and receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.

The Company expects to use the net proceeds from the Mandatory Convertible Preferred Stock Offering and the Common Stock Offering (as defined below) to fund a portion of the cash purchase price for the pending acquisition of Dodge, to pay acquisition-related fees and expenses, and for other general corporate purposes. If the pending acquisition of Dodge has not closed as of the close of business on January 26, 2022, or if, before such time, the purchase agreement for such pending acquisition is terminated in accordance with its terms or the Company’s board of directors determines, in its reasonable judgment, that the closing of the pending acquisition of Dodge will not occur, then the Company will have the right to redeem all, but not less than all, of the Mandatory Convertible Preferred Stock. If the average of the last reported sale prices per share of Common Stock for the five consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice does not exceed the Minimum Conversion Price, then the redemption price per share of Mandatory Convertible Preferred Stock will consist of cash in an amount equal to the liquidation preference per share plus accumulated and unpaid dividends to, but excluding, the redemption date. If such average of the last reported sale prices per share of Common Stock exceeds the Minimum Conversion Price, then the redemption price will consist of an amount (which is payable, at the Company’s election, in cash or shares of Common Stock) that is designed to compensate Preferred Stockholders for the remaining option value of, and certain unpaid accumulated dividends and any remaining future scheduled dividend payments on, the Mandatory Convertible Preferred Stock.

The Mandatory Convertible Preferred Stock will have voting rights with respect to certain amendments to the Company’s Amended and Restated Certificate of Incorporation or the Certificate of Designations, certain business combination transactions and certain other matters. However, Preferred Stockholders, as such, will not be entitled to vote on an as-converted basis with holders of Common Stock on matters on which holders of Common Stock are entitled to vote.

If accumulated dividends on the outstanding Mandatory Convertible Preferred Stock have not been declared and paid in an aggregate amount corresponding to six or more dividend periods, whether or not consecutive (a “Dividend Non-Payment Event”), then, subject to certain restrictions, the Company will cause the authorized number of its directors to be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with the holders of each class or series of Voting Parity Stock (as defined in the Certificate of Designations), if any, will have the right to elect two directors (the “Preferred Stock Directors”) to fill such two new directorships at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose). However, as a condition to the election of any such Preferred Stock Director, such election must not cause us to violate any rule of the Nasdaq Global Select Market or any other securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading requiring that a majority of the Company’s directors be independent (such condition, the “Director Qualification Requirement”).

At any time, each Preferred Stock Director may be removed either (i) with cause in accordance with applicable law; or (ii) with or without cause by the affirmative vote of the Preferred Stockholders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights that are then exercisable, representing a majority of the combined voting power of the Mandatory Convertible Preferred Stock and such Voting Parity Stock. During the continuance of a Dividend Non-Payment Event, a vacancy in the office of any Preferred Stock Director (other than vacancies before the initial election of the Preferred Stock Directors in connection with such Dividend Non-Payment Event) may be filled, subject to the Director Qualification Requirement, by the remaining Preferred Stock Director or, if there is no remaining Preferred Stock Director or such vacancy resulted from the removal of a Preferred Stock Director, by the affirmative vote of the Preferred Stockholders, voting together as a single class with the holders of any Voting Parity Stock with similar voting rights that are then exercisable, representing a majority of the combined voting power of the Mandatory Convertible Preferred Stock and such Voting Parity Stock.

If, following a Dividend Non-Payment Event, all accumulated and unpaid dividends on the outstanding Mandatory Convertible Preferred Stock have been paid in full, then the right of the holders of the Mandatory Convertible Preferred Stock to elect two Preferred Stockholders will terminate. Upon the termination of such right with respect to the Mandatory Convertible Preferred Stock and all other outstanding Voting Parity Stock, if any, the term of office of each person then serving as a Preferred Stock Director will immediately and automatically terminate and the authorized number of the Company’s directors will automatically decrease by two.

The description of the Certificate of Designations and the terms of the Mandatory Convertible Preferred Stock set forth above is a summary and is not complete. A copy of the Certificate of Designations and the form of the certificate representing the Mandatory Convertible Preferred Stock are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K. The summary set forth above is qualified in its entirety by reference to the terms of the Certificate of Designations and the form of the certificate representing the Mandatory Convertible Preferred Stock filed as exhibits hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information set forth above in this Current Report under Item 3.03 is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On September 24, 2021, the Company issued 3,450,000 shares of Common Stock in a public offering (the “Common Stock Offering”) registered under the Securities Act, including 450,000 shares issued pursuant to the full exercise of the option granted to the underwriters of the Common Stock Offering to purchase additional shares.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of September 21, 2021, between RBC Bearings Incorporated and Goldman Sachs & Co. LLC, as representative of the underwriters named therein, relating to the issuance and sale of 5.00% Series A Mandatory Convertible Preferred Stock.
1.2	Underwriting Agreement, dated as of September 21, 2021, between RBC Bearings Incorporated and Goldman Sachs & Co. LLC, as representative of the underwriters named therein, relating to the issuance and sale of common stock.
3.1	Certificate of Designations relating to the 5.00% Series A Mandatory Convertible Preferred Stock.
4.1	Form of certificate representing the 5.00% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).
5.1	Opinion of Kirkland & Ellis LLP.
10.1	Amendment No. 2 to Credit Agreement, dated as of September 21, 2021, among Roller Bearing Company of America, Inc., RBC Bearings Incorporated, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2021

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
	Name:	John J. Feeney
	Title:	Vice President, General Counsel & Secretary